CONSENT OF DOUGLAS C. PETERS

The undersigned hereby consents to:

(i) the incorporation by reference into the Registration Statement on Form S-3 of Energy Fuels Inc. being filed with the United States Securities and Exchange Commission, and any amendments thereto (the "S-3"), of the written disclosure regarding:

(a) the technical report entitled "Updated Report on The Daneros Mine Project, San Juan County, Utah, U.S.A." dated March 2, 2018;

(b) the technical report entitled "Updated Technical Report on Energy Fuels Resources Corporation's Whirlwind Property (Including Whirlwind, Far West, and Crosswind Claim Groups and Utah State Metalliferous Minerals Lease ML-49312), Mesa County, Colorado and Grand County, Utah", dated March 15, 2011;

(c) the technical report entitled "Updated Technical Report on Sage Plain Project (Including the Calliham Mine), San Juan County, Utah USA" dated March 18, 2015;

(d) the technical report entitled "Technical Report on Energy Fuels Inc.'s La Sal District Project," dated March 25, 2014; and

(ii) the use of my name in the S-3.

/s/ Douglas C. Peters
Douglas C. Peters, Certified Professional Geologist

Date: February 26, 2021